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                                                                   EXHIBIT 23.05



               Consent of Ernst & Young LLP, Independent Auditors



We consent to the incorporation by reference in the Registration Statement
(Form S-3 No. 333-65743) of Quintiles Transnational Corp. of our report dated January 29, 1999, with respect to the consolidated financial statements of ENVOY Corporation included in Quintiles Transnational Corp.'s Current Report on Form 8-K to be filed with the Securities and Exchange Commission on or about
February 16, 1999.



                                                           /s/ Ernst & Young LLP


Nashville, Tennessee
February 16, 1999